Exhibit 10.1

[Employee Form]

Stock Option No: See Carta

STOCK OPTION AGREEMENT
UNDER THE BIOATLA, INC.
2020 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) is between BioAtla, Inc., a Delaware corporation (the “Company”), and See Carta (the “Grantee”).

RECITALS

WHEREAS, the Company maintains the BioAtla, Inc. 2020 Equity Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”);

WHEREAS, the Plan permits the Company to award options to purchase shares of the Company’s common stock, $0.0001 par value per share (“Shares”), subject to the terms of the Plan; and

WHEREAS, the Company desires to grant an option to purchase Shares to the Grantee in accordance with the terms of this award agreement (this “Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

Section 1.
Grant of Option. Effective as of See Carta (the “Date of Grant”), the Company grants to the Grantee, pursuant to the Plan and the terms and conditions of this Agreement, an option to purchase See Carta Shares at an exercise price per Share equal to See Carta (Option”). The Option is not, and is not intended to be, an Incentive Stock Option under Section 422 of the Code.
Section 2.
Term of Option. Unless earlier terminated pursuant to the Plan or the other provisions of this Agreement, the Option shall terminate at 5 p.m. Pacific time on the 10th anniversary of the Date of Grant (the “Expiration Date”).
(b)
Except as otherwise provided in Section 7.2 of the Plan or as provided in Carta, upon the Grantee’s termination of Service (defined below) with the Company and its Subsidiaries for any reason whatsoever, the Option shall terminate as to that number of Shares as to which the Option is not vested at the time of such termination of Service, without any compensation or other payment due to the Grantee or any other Person. For purposes of this Agreement, “Service” shall mean continuous service as an employee, non-employee member of the Company’s Board of Directors or independent contractor.

(c)
If the Grantee’s Service with the Company or any of its Subsidiaries is terminated for Cause, then the unexercised portion of the Option (whether or not vested) will terminate immediately upon such termination of Service, without any compensation or other payment due to the Grantee or any other Person.
(d)
Except as otherwise provided in Section 7.2 of the Plan, if the Grantee’s Service with the Company and its Subsidiaries terminates for any reason other than Cause, death or Disability, then the Option may be exercised to the extent vested at the time of such termination of Service at any time prior to the earlier of the Expiration Date and 90 days after such termination of Service, and any part of the Option which is not exercised within such period shall terminate at the end of such period without any compensation or other payment due to the Grantee or any other Person. Except as otherwise provided in Section 7.2 of the Plan, if the Grantee’s Service with the Company and its Subsidiaries terminates by reason of his or her death or Disability, then the Option may be exercised, as to the number of whole Shares with respect to which the Option is vested and exercisable at the time of such death or Disability, at any time prior to the earlier of the Expiration Date and twelve (12) months after such termination of Service, and any part of the Option which is not exercised within such period shall terminate at the end of such period without any compensation or other payment due to the Grantee or any other Person.
(e)
The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to termination of Service, including, but not by way of limitation, the question of whether a termination of Service resulted from Cause.
Section 3.
Vesting. The Option shall vest and become exercisable as shown in Carta.
Section 4.
Manner of Exercise.
(b)
To exercise the Option, the Grantee shall comply with such procedures for exercise as the Committee shall have adopted, as may be in effect from time to time. Payment of the exercise price and all applicable withholding taxes shall be (i) in cash or (ii) through a broker-assisted cashless exercise or (iii) a combination of (i) and (ii), as elected by the Grantee. Any exercise of the Option is conditioned on Grantee’s payment to the Company in full of the aggregate exercise price (as described in the preceding sentence) of the portion of the Option being exercised, plus the amount of the withholding taxes determined by the Company to be due upon the purchase of such number of Shares.
(c)
The date on which the Company receives the notice of exercise accompanied by payment in full of the exercise price for the Shares covered by the notice and the applicable withholding taxes shall be the date as of which the Shares shall be deemed to have been issued.
(d)
To exercise the Option following the Grantee’s death, the Persons who acquire the right to exercise the Option must prove to the Committee’s satisfaction that they have duly acquired the Option and that they have paid (or have provided for payment of) any taxes, such as estate, transfer, inheritance or death taxes, payable with respect to the Option or the Shares to which it relates, in addition to satisfying the other terms and conditions set forth in this Agreement.

Section 5.
Transferability. The Option may only be transferred in accordance with Section 12 of the Plan.
Section 6.
Withholding Taxes. The Grantee shall be responsible for making appropriate provision for all taxes required to be withheld in connection with the Option (including the exercise thereof). Such responsibility shall extend to all applicable federal, state, local and foreign withholding taxes. The Company or its Subsidiaries, in their sole discretion, shall have the right to retain from the Shares otherwise deliverable on exercise of the Option the number of shares whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes (or to withhold from any payroll or other amounts otherwise due to the Grantee the amount of withholding taxes due in connection with the Option (including the exercise thereof)).
Section 7.
The Plan. The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The Option is subject to all of the terms and provisions of the Plan, all of which are incorporated by reference. Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee with respect to the Plan, this Agreement, the Option and any agreement relating to the Option. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.
Section 8.
Rights in Shares Before Issuance and Delivery. The Grantee shall not have any rights as a stockholder of the Company with respect to the Shares underlying the Option unless and until the Option has been exercised and such Shares have been issued to the Grantee as fully paid Shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8 of the Plan.
Section 9.
No Promise of Employment or Other Service. Neither the Plan nor the granting, holding, vesting or exercise of the Option will confer upon the Grantee any right to continue in the employ or other service of the Company or any Subsidiary, or limit, in any respect, the right of the Company or any Subsidiary to terminate the Grantee at any time, for any reason and with or without notice.
Section 10.
Qualifications to Exercise. Notwithstanding anything in this Agreement or in the Plan to the contrary, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise is required upon any securities exchange or under any state, federal, or foreign law, or (b) the consent or approval of any regulatory body is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company (regardless of any termination of the Option prior to such listing, registration, qualification or approval). The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall not be required to issue fractional Shares upon the exercise of the Option.
Section 11.
Conditions to Transfer. As a condition to the exercise of the Option, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The certificate issued to evidence such Shares, if any, may bear appropriate legends summarizing these restrictions.
Section 12.
Investment Representation. The Grantee hereby represents and warrants to the Company that the Grantee, by reason of the Grantee’s business or financial experience (or the business or financial experience of the Grantee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Grantee’s own interests in connection with the transactions contemplated under this Agreement
Section 13.
Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of the Option to the Grantee by the Company.
Section 14.
Administration. All questions of interpretation concerning this Agreement, the Plan, or any other agreement or document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding, and conclusive upon all Persons having an interest in the Option. In addition, all other actions, decisions, and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan, this Agreement or the Option or any other agreement or document relating thereto or hereto shall be final, binding and conclusive upon all Persons having an interest in this Agreement or the Option.
Section 15.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Grantee and his or her permitted transferees, heirs, executors, administrators and legal representatives.
Section 16.
Further Instruments. The parties to this Agreement agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
Section 17.
Amendment; Termination; Waiver. Except as otherwise provided in the Plan, this Agreement may be amended or terminated, and its terms or covenants waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Grantee that, in the case of an amendment or waiver, identifies the specific provision of this Agreement being amended or waived.

Section 18.
Delivery of Documents and Notices. Unless otherwise specified by the Grantee in writing, all documents relating to the Plan (including, without limitation, the Plan, this Agreement, the Plan prospectus and any reports of the Company provided generally to the Company’s stockholders) may be delivered to the Grantee electronically. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or other means of electronic delivery specified by the Company.

The Grantee acknowledges that the Grantee has read this Section 18 and consents to the electronic delivery of the Plan documents. The Grantee acknowledges that he or she may request from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing. The Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Grantee understands that the Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the Grantee’s attempted electronic delivery of such documents fails. The Grantee may revoke his or her consent to the electronic delivery of documents described in this Section or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by postal service or electronic mail. The Grantee understands that he or she is not required to consent to electronic delivery of documents described in this Section 18.

Section 19.
Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
Section 20.
JURISDICTION; WAIVER OF JURY TRIAL. BY ENTERING INTO THIS AGREEMENT, THE COMPANY AND THE GRANTEE IRREVOCABLY SUBMIT TO AND ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS LOCATED IN SAN DIEGO COUNTY (OR IF FEDERAL JURISDICTION DOES NOT EXIST, IN THE STATE COURTS LOCATED THEREIN) WITH RESPECT TO ALL DISPUTES RELATING TO THIS AGREEMENT, THE OPTION OR THE PLAN. THE COMPANY AND THE GRANTEE HEREBY ACCEPT SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA AND THE RULES OF ITS COURTS, WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND AGREE TO BE BOUND BY ANY JUDGMENT RENDERED BY SUCH COURTS ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT, THE OPTION OR THE PLAN.

THE COMPANY AND THE GRANTEE IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE OPTION OR THE PLAN.

Section 21.
Severability. All provisions of this Agreement are distinct and severable and if any clause shall be held to be invalid, illegal or against public policy, the validity or the legality of the remainder of this Agreement shall not be affected thereby, and the remainder of this Agreement shall be interpreted to give maximum effect to the original intention of the parties hereto.
Section 22.
Defined Terms/Construction. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings ascribed to them in the Plan. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.
Section 23.
Authorization to Release and Transfer Necessary Personal Information.

(a) Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal information as described in this Agreement by and among, as applicable, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

(b)
Grantee understands that the Company and its Subsidiaries may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), pay, nationality, job title, residency status, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that the Data may be transferred to the Company or any of its Subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country or elsewhere, including outside the European Economic Area, and that the recipient’s country may have different data privacy laws and protections than Grantee’s country. Grantee understands that Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s human resources representative. Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the Option under the Plan or with whom Shares acquired pursuant to the Option or cash from the sale of such Shares may be deposited. Furthermore, Grantee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries or affiliates, or to any third parties is necessary for Grantee’s participation in the Plan.
(c)
Grantee understands that the Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that Grantee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting the Company’s human resources representative in writing. Further, Grantee understands that Grantee is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, Grantee’s employment and career with the Company and its Subsidiaries will not be affected; the only consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant Grantee Options or other equity awards, or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing Grantee’s consent may affect Grantee’s ability to vest in or realize benefits from the Option and to participate in the Plan. For more information on the consequences of refusing to consent or withdrawal of consent, Grantee understands that he or she may contact the Company’s human resources representative.
Section 24.
No Entitlement for Claims for Compensation.

(a) Grantee’s rights, if any, in respect of or in connection with the Option or any other Award are derived solely from the discretionary decision of the Company to permit Grantee to participate in the Plan and to benefit from a discretionary Award. The Plan may be amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement. By accepting the Option, Grantee expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards, even if Awards have been granted in the past. All decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Committee.

(b)
The Option is not intended to replace any pension rights or compensation and is not to be considered compensation or pay of a continuing or recurring nature, or part of Grantee’s normal or expected compensation, and in no way represents any portion of Grantee’s compensation or other remuneration for any purpose, including, but not limited to, calculating any severance, pension or other pay or benefit, and in no event should be considered as compensation or pay for, or relating in any way to, past employment or other services for the Company or any Subsidiary or affiliate. The value of the Option is an extraordinary item that does not constitute compensation or pay of any kind for employment or other services of any kind rendered to the Company or its Subsidiaries or affiliates and which is outside the scope of Grantee’s written employment agreement (if any).
(c)
Grantee acknowledges that he or she is voluntarily participating in the Plan.

(d) Neither the Plan nor the Option or any other Award granted under the Plan shall be deemed to give Grantee a right to remain in the employment of, or other service for, the Company or any Subsidiary or Affiliate in any capacity. The Company reserves the right to terminate Grantee’s employment or other service at any time, with or without cause, and for any reason.

(e) The grant of the Option and Grantee’s participation in the Plan will not be interpreted to form an employment or other service relationship with the Company or any Subsidiary or affiliate.

(f) The future value of the Shares is unknown, indeterminable and cannot be predicted with certainty and if Grantee vests in the Option and purchases Shares, the value of those Shares may increase or decrease. Grantee also understand that none of the Company or its Subsidiaries or affiliates is responsible for any foreign exchange fluctuation that may affect the value of the Option.

(g) No claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Grantee’s Service with the Company or any Subsidiary (for any reason whatsoever and whether or not later found to be invalid or in breach of the laws in the jurisdiction where Grantee is employed or providing services, or the terms of Grantee’s employment agreement, if any) and, in consideration of the grant of the Award to which Grantee is not otherwise entitled, Grantee irrevocably agree never to institute any claim against the Company or its Subsidiaries or affiliates, waives Grantee’s ability, if any, to bring any such claim, and releases the Company and its Subsidiaries and affiliates from any such claim; if notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting the Award, Grantee shall be deemed irrevocably to have agreed to not pursue such claim and agree to execute any and all documents necessary to request the withdrawal of such claim.

(h) Grantee agrees that the Company may require Shares received pursuant to the Option to be held by a broker designated by the Company.

(i) Grantee agrees that Grantee’s rights hereunder (if any) shall be subject to set-off by the Company for any valid debts Grantee owes the Company.

(j) Unless otherwise provided in the Plan or this Agreement, or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for in connection with any transaction affecting the Shares.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIOATLA, INC.

By:__________________________

[Name]

[Title]

GRANTEE

_____________________________

[Name]